UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2006

CORNERSTONE CORE PROPERTIES REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-121238	33-0827161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 Main Street, Suite 400
Irvine, California 92614

(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

We have entered into a definitive agreement (the “Agreement”) to purchase an existing multi-tenant industrial park known as 2111 S. Industrial Park from Squamar Limited Partnership and IPM, Inc., unaffiliated parties, for a purchase price of $1,975,000.  As of May 24, 2006, our right to terminate the Agreement without penalty expired and our initial deposit became non-refundable.

The property was constructed in 1974 and consists of approximately 26,800 square feet of leasable space in a single-story building located on approximately 1.5 acres of land in a master planned business park environment in Tempe, Arizona.  The property is currently 88% leased at an average annual rent of $8.21per square foot to 13 tenants whose spaces range in size from approximately 1,600 square feet to 2,800 square feet.  These tenants operate varying businesses, including service related businesses, warehouse storage and distribution and light assembly.

Based on our market research, we believe that the submarket in which 2111 S. Industrial Park is located is very desirable for small tenants. This strong tenant demand creates upward pressure on rental rates. We believe that this factor indicates good potential to increase average rents and occupancy at 2111 S. Industrial Park, creating potential additional value in the property.

In connection with the Agreement, we have paid a non-refundable $150,000 deposit to an escrow agent.  Under the terms of the Agreement, in addition to the investment described above, we are obligated to pay certain closing costs.  The property was previously under contract for sale to our affiliate, Cornerstone Realty Fund, LLC (“CRF”) which assigned its rights to acquire the property to us.  CRF has provided us with the due diligence reports which it obtained in connection with its evaluation of the property and we have agreed to reimburse CRF for costs which it incurred to obtain the third party due diligence reports.

The Agreement is expected to close on or about May 31, 2006.  Although substantially all contingencies have been satisfied and we expect to close in accordance with the terms of the Agreement, there can be no assurance that events will not arise that could prevent us from acquiring the property.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1         Purchase and Sale Agreement, as amended, by and between Cornerstone Operating Partnership, L.P., Squamar Limited Partnership and IPM, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: May 26, 2006	By:	/s/ TERRY G. ROUSSEL
Terry G. Roussel,
Chief Executive Officer